CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 3, 1998 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 164 as of January 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".





                    Grant THORNTON LLP



Chicago, Illinois
May 22, 1998